UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2009

CRESCENT BANKING COMPANY

(Exact name of registrant as specified in its charter)

Georgia	0-20251	58-1968323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Caring Way, Jasper, Georgia	30143
(Address of principal executive offices)	(Zip Code)

(678) 454-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 22, 2009, following approval by the shareholders of Crescent Banking Company (“Crescent”) at its Annual Meeting and in accordance with the Georgia Business Corporation Code, Crescent filed Articles of Amendment with the Secretary of State of the State of Georgia for the purpose of amending its Articles of Incorporation to increase the number of authorized shares of common stock from 10 million shares to 50 million shares and to delete the restrictions contained in Article Six regarding certain business combinations.

Pursuant to General Instruction F to the Securities and Exchange Commission’s Current Report on Form 8-K, the Articles of Amendment are attached to this Report as Exhibit 3.1, and are incorporated into this Item 5.03 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Incorporation of Crescent Banking Company, effective June 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT BANKING COMPANY

By:	/s/ Leland W. Brantley
Leland W. Brantely Chief Financial Officer

Date: June 22, 2009

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Incorporation of Crescent Banking Company, effective June 22, 2009.